                                                                   EXHIBIT 10.32

                                     LEASE
                        3605 GILMORE WAY, BURNABY, B.C.

     THIS INDENTURE made effective as of the 1st day of June, 2000.

BETWEEN:

     DISCOVERY PARKS INCORPORATED having an office at #602 - 1401 West
     ----------------------------
     Broadway, in the City of Vancouver, in the Province of British Columbia, V6H 1H6

     (the "Lessor")

AND:

     PCSUPPORT.COM, INC. having an office at 208 - 4400 Dominion Street,
     -------------------
     Burnaby, in the Province of British Columbia, V5G 4G3

     (the "Lessee")


WHEREAS:

A.   The Lessor is the owner of the Land and Building described herein; and

B. The Lessor has agreed to lease a portion of the Building to the Lessee on the terms herein contained.

     WITNESSES that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed the Lessor hereby demises and leases the Premises to the Lessee as hereinafter described all on the terms, conditions and covenants as hereinafter set forth.

1.0  PREMISES
     --------
1.1 The Premises means that portion of the Land located at 3605 Gilmore Way, Burnaby, British Columbia comprising 16,500 square feet on the third floor and 8,250 square feet on the second floor of the Building situated thereon, as set out in Schedule "A" attached hereto.

2.0    TERM
       ----
2.1 To have and to hold the Premises for and during the term of five (5) years commencing on the 1/st/ day of September, 2000, and expiring on the 31/st/ day of August, 2005.

3.0    RENT
       ----
3.1 Yielding and paying therefore unto the Lessor at its office at #602 - 1401 West Broadway, Vancouver, B.C., V6H 1H8, or at such other place as the Lessor may direct in writing, rent for Premises in the sum set out hereunder, payable in advance on the first day of each and every month of the Term as follows:

             Period                       Annual Net Rent           Monthly Net Rent
             ------                       ---------------           ----------------
              TERM                          $420,750.00                $35,062.50
                                      ($17.00 per square feet)

3.2 Notwithstanding the foregoing, the Lessee shall not be required to pay Annual Net Rent for the 25/th/ or 37/th/ month of the Term except for applicable Operating Expenses and Taxes.

3.3 The Lessor acknowledges receipt from the Lessee of a deposit of $105,930.00 which shall be applied on account of the payment of rent, operating costs and taxes for the first and last months of the term.

3.4 Upon determination of the actual Rentable Area by the Lessor's architect, the Rent shall be adjusted accordingly on the basis of the actual square footage multiplied by $17.00 per square foot per annum.

4.0    USE OF DEMISED PREMISES
       -----------------------
4.1 The Lessee will use the Premises for Research and Development and for related business activities including on-line computer maintenance and support and for no other purpose without the written consent of the Lessor and, subject to the provisions of Section 6.11 of this Lease, will not permit any part of the Premises to be used or occupied by any persons other than the Lessee, its employees and invitees.

5.0       DEFINITIONS
          -----------
5.1 In this Lease, unless otherwise stated, the following terms will have the following meanings:

     (a)  "Annual Net Rent" means the rent described in Section 3.1 hereof;

     (b) "Building" means the building intended for the carrying on of Research and Development uses as herein defined, located at 3605 Gilmore Way, Burnaby, B.C., and in which the Premises are situated;

     (c) "Business Days" means the Monday to Saturday inclusive in each week, save and except any such day that be declared, by lawful authority, a holiday;

     (d) "Land" means that certain parcel or tract of land situate in Burnaby and more particularly known as a portion of PID: 024-467-952, Lot 2, District Lot 71, Group 1, NWD, Plan LMP41517;

     (e) "Lessee's Taxes" means all taxes, licenses, rates, duties and assessment imposed or levied by lawful authority covering any period during the Term and relating to or in respect of the business or profession of the Lessee or relating to or in respect of improvements, fixtures, machinery or chattels or equipment brought onto the Premises by the Lessee or being the property of the Lessee or relating to or in respect of improvements to the Premises built, made or installed by the Lessee or at the Lessee's request, or being any special or additional taxes, licenses, rates, duties and assessments which the Lessee or any sub-Lessee or licensee of the Lessee shall elect or cause to have the Premises or any part thereof assessed or charged with, whether any such taxes, licenses, rates, duties and assessments are payable in law by the Lessee or by the Lessor and whether such taxes, licenses, rates, duties and assessments are included by the taxing authority in the taxes, licenses, rates, duties and assessments or levied on or with respect to the Building.

     (f) "Normal Business Hours" means the hours on Business Days from 7:30 a.m. to 5:30 p.m. from Monday to Friday inclusive and 8:00 a.m. until 1:00 p.m. on Saturday;

     (g) "Offer to Lease" means the offer to lease made by the Lessee and accepted by the Lessor dated March 14, 2000;

     (h) "Operating Expense" means, without duplication, all expenses chargeable against income in connection with the operation, maintenance and repair of the Building, including all common area, amenity areas, the parking areas, and the Land and, without restricting the generality of the foregoing, includes;

          (i) fuel and operating expenses incurred in cleaning, heating, and ventilating the Building and providing water, natural gas, electrical service, telephone service, and sanitary and storm sewer services;

          (ii) operating expenses incurred in cleaning and maintaining, including rubbish and snow removal, the sidewalks, roads, street lights, paving, and landscaping on the Land;

          (iii) water rates, special taxes and licenses (other than the Taxes or Lessee's Taxes or taxes on income or profits), Building insurance, the common areas and other utility expense;

          (iv) salaries and wages (including employees' benefits, worker's compensation and other items of a similar nature) and the cost of service contracts incurred in the cleaning, maintenance, repair and operation of the Building and the Land and payments made for security services;

          (v)     the cost of building and cleaning supplies;

          (vi) the cost of painting interior areas, not normally rented to tenants and costs of painting and otherwise maintaining the parking areas and the outside of the Building;

          (vii)   the cost of an identification sign, if required; and

            (viii) an allowance for management and overhead expenses of the Lessor not exceeding 5.0% of the gross income of the Building.

            (ix) the Lessor's costs of obtaining and maintaining insurance for liability, fire and other casualties in respect of the Building; and

            (x) the costs incurred by the Lessor in making capital improvements to the Building which result in reduction of these Operating Expenses where such reduction during the remainder of the Term is greater than the current depreciated portion of such costs; and

            Provided always that Operating Expenses shall not include leasing commissions, corporation capital tax or other capital taxes, depreciation, cost of structural repairs to the Building, interest on debt, or capital retirement of debt or any amounts directly chargeable by the Lessor to any Lessee or Lessees as otherwise provided in this Lease.

     (i)    "Premises" means that portion of the Building described in Section
            1.0 and shown outlined on Schedule "A";

     (j) "Proportionate Share" means the ratio which the Rentable Area of the Premises bears to the total Rentable Area of all rentable premises in the Building;

     (k) "Pro Rata Portion" as applied to any amount means the Proportionate Share for the time for which the calculation is made as a fraction of whole of the period contemplated in the Lease;

     (l) "Rentable Area" in the case of Premises occupying a whole floor, shall include the area occupied, measured from the glass line of the exterior glazing and shall include elevator lobbies, washrooms, electric and telephone closets, janitor's closets, and other closets within and exclusively serving that floor; in the case of Premises occupying less than a whole floor, shall include the area occupied measured from the glass line of exterior glazing to the office side of corridor walls and to the center of partitions separating the Premises from adjoining Premises, but in no case shall any rentable area include mechanical equipment areas, the lobby and entrances on the ground floor, subsurface areas, stairs (unless installed for the exclusive benefit of a tenant), elevator shafts, flues, stacks, pipe shafts or vertical ducts and the wall enclosing them;

     (m) "Research and Development" means the carrying on or application of scientific or technological research and development as described in the zoning by-laws of the City of Burnaby applicable to the Lands in cooperation with governments or business and industry or foundations or technological institutions or universities or other educational institutions in the application of science and technology for the development of industry in British Columbia and shall, subject to the other terms of this Lease, include the right of the Lessee to develop and construct prototypes of goods or products, for the purpose of further research, development and testing as part of the carrying on of the Research and Development. In the process of developing the scientific or technological research and development, certain goods and products may be offered for sale;

     (n) "Taxes" mean all taxes, rates and assessments, whether general or special, levied or assessed by the municipal authority for such purposes payable by the Lessor in respect of the Building and the Land and include any other taxes, rates and assessments payable by the Lessor which are imposed in substitution of the foregoing taxes, rates and assessments as finally determined for each calendar year as a result of assessment, appeal or judicial review and include any reasonable legal fees or appraiser's fees incurred by the Lessor in respect of such final determination; and

     (o)  "Term" means the term of this Lease described in Section 2.0.

6.0       COVENANTS OF LESSEE
          -------------------
          The Lessee covenants with the Lessor:

6.1       To pay rent;

6.2 To pay the cost of electricity, gas and other utilities used within the Premises, such cost to be paid by the Lessee as and when due.

6.3 Subject to Section 12.0, to repair the Premises, reasonable wear and tear, structural repairs, and damage by fire, lightning and other casualties against which the Lessor is insured only excepted.

6.4 That the Lessor may enter and view the state of repair and that the Lessee will repair according to notice save as aforesaid.

6.5 That the Lessee will leave the Premises in good repair, save as aforesaid.

6.6 If the Lessee fails to repair in accordance with the provisions hereof, the Lessor may on 10 days prior written notice except in the case of an emergency enter the Premises and make the required repairs and, for that purpose, the Lessor may bring and leave on the Premises all necessary tools, material and equipment and the Lessor will not be liable to the Lessee for any inconvenience, loss, injury or damages suffered by the Lessee thereby, unless caused by the negligence of the Lessor or those for whom the Lessor is responsible at law, and the expense of such repairs will be borne by the Lessee which will pay it to the Lessor forthwith on demand.

6.7 To restore forthwith at its expense broken or damaged plate glass on the Premises from time to time.

6.8 Not to do, suffer or permit any act or neglect which may in any manner directly or indirectly cause injury to the Premises or to the Building of which the Premises form a part or to any fixtures or appurtenances thereof, or which may be or become a nuisance or interference with the comfort of any of the occupants of the Building or which may in the opinion of the Lessor render the Building or any part thereof less desirable or injure the reputation thereof as a first-class office building.

6.9 Not to exhibit signs of any nature on exterior walls, doors or windows of the Premises without the prior written approval of the Lessor, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, the Lessee will be allowed to display:

     (a) a sign bearing its corporate name on top of the Building subject to prior approval of the Lessor as to size, configuration and type and to compliance with the by-laws of the City of Burnaby;

     (b) a sign on the standard building directory signage to be provided by the Lessor; and

     (c) one position on a monolith sign provided by the Lessor in front of the Building.

6.10 Not to do or permit anything to be done whereby any policy of insurance on the said Building or any part thereof placed by the Lessor or any other Lessee in the Building may become void or voidable or whereby the premium thereon may be increased, and if the Lessee is in breach hereof and as a result of such breach any premium of any such policy is increased, the Lessee will forthwith pay to the Lessor the amount of the increase in such premium, provided that nothing herein will limit any other remedy of the Lessor or any other Lessee provided this Section will not apply to the Lessee's proposed use of the Premises by the Lessee.

6.11 The Lessee shall not assign or sublet the Premises in whole or in part without the prior consent in writing of the Lessor, such consent not to be unreasonably or arbitrarily withheld or delayed where the Lessee wishes to assign or sublet to a responsible person or body corporate, which covenants to carry on Research and Development in the Premises, provided that the Lessee, at the time the Lessee requests the consent of the Lessor, delivers to the Lessor such information in writing (the "Required Information") as the Lessor may reasonably require respecting the proposed assignee or subtenant, provided always that no such assignment or subletting will:

     (a) in any manner release the Lessee from any covenant to be observed or performed by it, and

     (b) be made to any person, firm, partnership or corporation carrying on any business which the Lessor is obliged to restrict by reasons of any other lease or contract relating to the Building.

A change in control of the Lessee shall be deemed to be an assignment for purposes of this section.

6.12 To keep the Premises free of rubbish and debris at all times and to provide proper and sufficient receptacles for waste.

6.13 Not to bring onto or release from the Premises any harmful or hazardous wastes or materials as such may be defined under the Waste Management Act, and to save harmless the Lessor from and against any claims or costs arising out of a breach of this provision.

6.14 To abide by and comply with all laws, rules and regulations of every municipal or other authority which in any manner relate to or affect the business of the Lessee or the use of the Premises by the Lessee.

6.15 To pay the Lessor all charges for maintenance and cleaning of electrical and lighting fixtures and fittings in the Premises and the same is included in "Operating Expenses" herein. The Lessor will have the exclusive right to attend to such maintenance and cleaning and may adopt a system of periodical renewals on a group basis in accordance with good practice in this respect.

6.16 To maintain at the Lessee's sole expense but for the common benefit of the Lessor and the Lessee:

     (a) comprehensive general public liability insurance including bodily injury, death and property damage, on an occurrence basis with respect to the use of the Premises and the Lessee's use and occupancy thereof in an amount not less than $2,000,000.00;

     (b) fire and extended coverage insurance on the Lessee's improvements to the replacement cost thereof;

and such insurance to be in form and with insurers acceptable to the Lessor and the Lessee will deliver promptly to the Lessor a copy of each such policy of insurance if so required by the Lessor.

6.17 To immediately advise the Lessor and do all things necessary to remove any dangerous condition from time to time existing on the Premises and arising as result of the act of or omission of the Lessee, its agents or servants.

6.18 To indemnify and hold harmless the Lessor from and against all actions, causes of action, suits, claims, demands, damage expense, liens or rights of lien whatsoever arising out of the occupancy of the Premises hereunder save for negligence of the Lessor and those for whom the Lessor is at law responsible.

6.19 To pay to the Lessor interest at 5% per annum above the rate of interest declared from time to time by the main branch of HSBC bank Canada as its `prime rate', compounded annually, on any amount not paid as and when due hereunder until paid.

6.20 If the Lessee wishes to register this Lease in the appropriate Land Title Office, the Lessee may do so at the Lessee's sole cost.

7.0       COVENANTS OF LESSOR
          -------------------
          The Lessor covenants with the Lessee:

7.1       For quiet enjoyment.

7.2 To complete the Building, including the special features described in Schedule "B", to the extent required to allow the Lessee occupancy of the Premises by the Commencement for purposes of completing it improvements.

7.3 To supply water and other utilities to the Premises for the normal and reasonable requirements of the Lessee and at the Lessee's expense without, in any case, being liable for any loss, damage or inconvenience resulting from failure of the supply of utilities to the Building.

7.4 To provide, maintain and operate during Normal Business Hours an efficient heating, ventilating and air conditioning system where provided in the Building.

7.5 The Lessor shall take out or cause to be taken out and keep or cause to be kept in full force and effect:

     (a) "all risk" insurance on the Buildings and improvements in an amount such as would be carried out by a prudent owner, subject to such deductions and exceptions as the Lessor may determine, against fire and such other hazards covered by policies normally in use from time to time for buildings and improvements of a similar nature similarly situated;

     (b) comprehensive public liability insurance in respect of the Building of a kind and in an amount such as would be carried by a prudent owner, subject to such deductions and exceptions as the Lessor may determine;

     (c) loss or rental income insurance not exceeding rent and additional rent for the Building of which the Premises form a part for a period not exceeding one (1) year;

provided that nothing herein shall prevent the Lessor from insuring with broader coverage.

7.6 Each of the Lessor and Lessee hereby waives all claims for recovery from the other for any loss or damage to any of his, her or its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance subject to the limitation that this waiver shall apply only when permitted by the applicable policy of insurance. The parties further agree to use all reasonable efforts to have any and all material damage insurance which may be carried endorsed with the following subrogation clause:

          "Any release from liability entered into by the insured prior to loss shall not affect the right of the insured to recover."

8.0       ALTERATIONS AND IMPROVEMENTS
          ----------------------------

8.1 Save for the installation of trade fixtures and furnishings, the Lessee will make no alterations, installations, removals, additions or improvements in or about the Premises without the Lessor's prior written consent, which consent will not be unreasonably withheld or delayed, and in the event of such consent, all work is done at the Lessee's sole expense and at such times and such manner as the Lessor may reasonably approve.

8.2 The Lessee will not suffer or permit any builders' liens to be filed against the interest of the Lessor in the Land or the Premises by reason of work, labour, services or material supplied or claimed to have been supplied to the Lessee or for which the Lessee may be in any way obligated, and if any such builders' lien will at any time be filed against the Land or the Premises whatsoever, the Lessee will cause the same to be discharged of record within 20 days of the date the Lessee has knowledge of such filing. The Lessor may wish to post security under the provisions of the Builders Lien Act or any legislation replacing such Act.

8.3 All articles of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable or immovable partitions owned or installed by the Lessee at the expense of the Lessee in the Premises will remain the property of the Lessee and may be removed by the Lessee at any time during the Term, provided that the Lessee at its expense will repair any damage to the premises or the Building caused by such removal of the original installation.

8.4 The Lessor may elect to require the Lessee to remove all or any part of the business and trade fixtures, machinery and equipment, cabinet work, furniture and movable and immovable partitions owned or installed by or on behalf of the Lessee after the commencement of the Term (other than those which constitute ordinary and reasonable commercial fixtures and improvements which would be reasonably useable by other commercial tenants) at the expiration of this Lease in which event such removal is done at the Lessee's expense and the Lessee will, at its expense, repair any damage to the Premises or to the Building caused by such removal.

8.5 If the Lessee does not remove the property set out in Section 8.5 forthwith after written demand by the Lessor, such property will, if the Lessor elects, be deemed to become the Lessor's property and the Lessor may remove the same at the same at the expense of the Lessee and the cost of such removal will be paid by the Lessee forthwith to the Lessor on written demand and the Lessor will not be responsible for any loss or damage to such property because of such removal.

9.0       IMPROVEMENT OF PREMISES
          -----------------------

9.1 The Lessor shall complete the improvements described in the Offer to Lease prior to the Commencement Date. Any improvements undertaken by the Lessee shall be completed in accordance with the terms of the Offer to Lease and its Schedules.

10.0      SUBORDINATION
          -------------

10.1 This Lease will, at the request of the Lessor, be made subject and subordinate to all mortgages which now or hereafter during the Term is recorded in the appropriate Land Title Office as a mortgage against the Land and Premises. The Lessee will execute promptly from time to time any assurance the Lessor may properly require to confirm this subordination with respect to any mortgage now or hereafter recorded provided that the Lessor uses reasonable efforts to obtain a non-disturbance agreement from any Mortgagee in a form acceptable to the Lessee, acting reasonably.

10.2 Whenever required by any Mortgagee or a Trustee on behalf of a Mortgagee of any mortgage as contemplated in Section 10.1, the Lessee will attorn to and become a Lessee or Licensee of such Mortgagee or Trustee or any purchaser from the Mortgagee or Trustee in the event of an exercise by the Mortgagee or Trustee of its power of sale in the mortgage set out, for the then unexpired residue of the Term upon all of the terms and conditions hereof subject to the terms of any non-disturbance agreement.

11.0      PROPERTY ETC. DAMAGE
          --------------------

11.1 The Lessor will not be liable for any injury or damage to persons or property resulting from fire, explosions, failing plaster, steam gas, electricity, water, rain, snow or leaks from any part of the Building or from pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place unless caused by the negligence of the Lessor, its servants or agents, or those for whom the Lessor is responsible at law.

11.2 The Lessee will reimburse and indemnify and save harmless the Lessor for and from all expense, damages, loss or fines incurred or suffered by the Lessor by reason of any breach, violation or nonperformance by the Lessee of any covenant or provision of this Lease or by reason of damage which is caused by the Lessee, its servants or agents.

11.3 The Lessee will give the Lessor immediate notice in case of fire or accident in the Premises or in the Building of which the Lessee is aware.

12.0      DAMAGE TO OR DESTRUCTION OF PREMISES
          ------------------------------------

12.1 If the Premises are damaged by fire or other casualty or if the Building is so damaged thereby restricting the use of the Premises then the rent will abate in whole or in part according to the portion of the Premises which is non-usable by the Lessee until such damage is repaired and the Lessee is able to operate its business therefrom.

12.2 Except as provided in Section 12.3 if the Premises is damaged by fire or other casualty, the damages to the Premises will be repaired by the Lessor at its expense except that repairs to alterations or improvements made by the Lessee will be performed by the Lessor at the expense of the Lessee and the Lessee will at its own expense make all repairs and replacements of property which the Lessee is entitled to remove pursuant to Section 8.3. All repairs which the Lessor is required to make hereunder will be made with due diligence provided that the Lessor will not be liable to the Lessee for any loss or damage suffered by the Lessee as a result of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Lessor on account of labour troubles or any other cause beyond the Lessor's control.

12.3 If the Premises are rendered untenantable by fire or other casualty and if the Lessor decides not to restore the same or if the Building is so damaged that the Lessor will decide not to restore it or it is determined by the Lessor, acting reasonably, that the Building or the Premises cannot be restored within 6 months of such damage, then in any of such events, the Lessor will, within 45 days after such fire or other casualty, give to the Lessee a notice in writing of such decision and within 30 days thereafter either the Lessor or Lessee may elect to terminate this Lease by notice in writing, the Term will expire forthwith, and the Lessee will vacate the Premises and surrender the same to the Lessor. If the Lessor does not give notice as aforesaid and the Premises or the Building, as the case may be, are not restored within six months from the time of the fire or other casualty causing the damage (subject to such time period being extended by the length of any reasonable delay which may arise by reason of adjustment of insurance on the part of the Lessor on account of labour troubles or any other cause beyond the Lessor's control) the Lessee may at its option, to be exercised within 10 days of the termination of said period of six months (or the termination of such later period as extended hereby) by notice in writing, terminate this Lease forthwith. Upon the termination of this Lease under the conditions provided in this clause the Lessee's liability for rent will cease as of the day following the fire or casualty.

13.0      ACCESS TO DEMISED PREMISES
          --------------------------

13.1 The Lessee will permit the Lessor to erect, build, use and maintain unexposed pipes, ducts and conduits in and through the Premises. The Lessor its servants and agents will have the right to enter the Premises at reasonable times upon 48 hours written notice to examine the same and make such repairs, alterations, improvements or additions as the Lessor may deem necessary or desirable in the Premises or as the Lessor may be required to make by law or in order to repair and maintain the Building, and the Lessor will be allowed to take all material into the Premises that may be required therefor without the same constituting eviction of the Lessee in whole or in part and the rent reserved will in no way abate while said repairs, alterations, improvements, or additions are being made by reason of interruption of the business of the Lessee. The Lessor will exercise reasonable diligence as to minimize the disturbance or interruptions of the Lessee's operations.

13.2 During the six months prior to the expiration of the Term or any renewal term, the Lessor may exhibit the Premises during Normal Business Hours to prospective tenants upon reasonable notice to the Lessee and for such purposes the Lessor will have the right of entry to the Premises at any reasonable time and the Lessee at its option may have any servant or agent present at the time of such entry. The Lessor will have the right during the last six months of the Term to place upon the Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Lessee, stating that the Premises are for rent and further provided that the Lessee will not remove such notice or permit the same to be removed.

14.0      OPERATING EXPENSES AND TAXES
          ----------------------------
14.1      The Lessee will promptly pay the Lessee's Taxes as they become due.

14.2 If the Lessor is required by lawful authority or considers it desirable to pay the Lessee's Taxes which the Lessee fails or neglects to pay, the Lessee will pay the amount thereof to the Lessor forthwith after written request thereof.

14.3 The Lessee will pay to the Lessor its Proportionate Share of Operating Expenses and Taxes payable in 12 equal installments with the monthly payments of rent as and when required hereunder. The Lessor will, within 90 days of its year-end, provide the Lessee with annual statements as to Operating Expenses and Taxes paid by the Lessee during the year. The Lessor will, at the Lessee's request by written notice given within 90 days after receipt of such statements, permit the Lessee to review invoices relating to those Operating Expenses contained in the annual statements at a time or times convenient to the Lessor, acting reasonably.

14.4 The Lessor may, at its option from time to time estimate the amount which may be payable by the Lessee pursuant to Section 14.3 and the Lessee will pay to the Lessor with the monthly payments of rent as and when required hereunder its Proportionate Share thereof so that the Lessor will have sufficient funds on hand to pay the Operating Expenses and Taxes as they become due and payable. The Lessor will refund to the Lessee any amount of any overpayment by the Lessee by reason that the estimate aforesaid paid by the Lessee exceeds the actual amount payable by the Lessee.

14.5 The certificate of an independent certified accountant appointed by the Lessor will in the event of a dispute be conclusive and binding upon the Lessor and the Lessee as to any amount payable from time to time under this
Section 14.0 and the cost of obtaining such certificate is borne equally by the Lessor and the Lessee.

15.0      ADDITIONAL RENT AND PRO RATA PORTION OF PAYMENTS
          ------------------------------------------------

15.1 Any money payable by the Lessee to the Lessor hereunder other than the rent expressed in Section 3.0 is deemed to be rent and is paid as Additional Rent and is collectible as such and in the absence of any other provisions hereunder, is payable with the next ensuing monthly installment of rent.

15.2 If the Term will commence or cease on a day other than the commencement or end of any period contemplated herein or if any money is payable hereunder for a period less than that contemplated in relation thereto, the Lessee will pay to the Lessor its Pro Rata Portion of the rent or such payment for the period.

16.0      DEFAULT
          -------

16.1 The Lessee covenants with the Lessor that if the Lessee violates or neglects any covenant, agreement or stipulation herein contained on its part to be kept, performed or observed and any such default on the part of the Lessee continues for 15 days after written notice thereof to the Lessee by the Lessor (provided that if such default cannot reasonably be remedied within 15 days, then the Lessee shall not be in default if the Lessee commences to remedy the default within such 15 day period and proceeds with all reasonable diligence), or if any payments of rent or any part thereof, whether the same are demanded or not, are not paid within 5 days after written demand by the Lessor, or in case the Premises are vacated or become vacated or remain unoccupied for seven days then and in any such case the Lessor in addition to any other remedy now or hereafter provided by law may at its option cancel and annul this Lease forthwith and re-enter and may remove all persons and property and may use such force and assistance in making such removal as the Lessor may deem advisable to recover at once full and exclusive possession of the Premises and such re-entry will not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach or violations by the Lessee of any covenant or agreement on its part to be performed.

16.2 If the Term or any renewal thereof or any of the goods or chattels of the Lessee are at any time seized or taken in execution or attachment by any creditor of the Lessee or if the Lessor makes any assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any bankruptcy or insolvency legislation, the then current month's rent together with the rent accruing for the next three months will immediately become due and payable, and the Term or any renewal thereof will at the option of the Lessor become forfeit and void, and it is lawful for the Lessor at any time thereafter to re-enter into or upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, notwithstanding anything herein contained to the contrary and neither this Lease nor any interests therein nor any estate hereby created will pass or enure to the benefit of any trustee in bankruptcy or any receiver or assignee for the benefit of creditors or otherwise by operation of law.

17.0      DISTRESS
          --------

17.1 Whensoever the Lessor is entitled to levy distress against the goods and chattels of the Lessee it may use such force as it may deem necessary for the purpose and for gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby and the Lessee hereby expressly releases the Lessor from all action, proceedings, claims or demand whatsoever for or on account or in respect of any such forcible entry or any loss or damage sustained by the Lessee in connection therewith.

18.0      LESSOR'S EXPENSES ENFORCING LEASE
          ---------------------------------

18.1 If it is necessary for the Lessor to retain the services of a solicitor or any other proper person for the purpose of assisting the Lessor in enforcing any of its rights hereunder in the event of default on the part of the Lessee which is substantiated by a court of law, it is entitled to collect from the Lessee the cost of all such services including all necessary court proceedings at trial or on appeal on a solicitor and own client basis as if the same were rent reserved and in arrears hereunder.

19.0      WAIVER
          ------

19.1 The failure of either party to insist upon strict performance of any covenant or condition contained in this Lease or to exercise any right or option hereunder will not be construed as a waiver or relinquishment for the future of any such covenant, condition, right or option.

19.2 The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Lessee will not be construed as an admission by the Lessor of any right, title or interest of such person as a sub-Lessee, assignee, transferee or otherwise in the place and stead of the Lessee.

19.3 The acceptance by the Lessor of part payment of any sums required to be paid hereunder will not constitute waiver or release of the right of the Lessor to payment in full of such sums.

20.0      HOLD OVER
          ---------

20.1 If at the expiration of the Term the Lessee continues occupation with the consent of the Lessor, the tenancy of the Lessee thereafter will, in the absence of written agreement to the contrary, be from month-to-month only at a rental per month equal to one-twelfth of the rental payable for the year immediately proceeding such expiration, payable monthly in advance on the first on the first day of each lease month and will be subject to all other terms and conditions of this Lease.

21.0      INABILITY TO PERFORM
          --------------------

21.1 The Lessor does not warrant that any service of facility provided by it hereunder will be free from interruptions caused or required by maintenance, repairs, renewals, modifications, strikes riots, insurrections, labour controversies, force majeure, act of God or other cause or causes beyond the Lessor's reasonable care and control. No such interruptions will be deemed an eviction or disturbance of the Lessee's enjoyment of the Premises nor render the Lessor liable in damages to the Lessee nor relieve the parties from their obligations under this Lease provided that the Lessor will without delay take all reasonable steps to remove the cause of such interruption.

22.0      RULES AND REGULATIONS
          ---------------------

22.1 The Lessee and its servants, employees and agents will observe faithfully and comply strictly with such rules and regulations as the Lessor may from time to time adopt, acting reasonably and provided at least 30 days prior written notice of any such rules and regulations shall be given to the Lessee. Nothing in this Lease contained will be construed to impose upon the Lessor any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease against any other tenant of the Building, and the Lessor will not be liable to the Lessee for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

23.0      LESSOR'S RIGHT TO PERFORM
          -------------------------

23.1 If the Lessee fails to perform any of the covenants or obligations of the Lessee under or in respect of this Lease the Lessor may, upon giving the notice required hereunder to the Lessee, perform or cause to be performed any of such covenants or obligations or any part thereof. For such purpose, the Lessor may do such things as may be requisite and may enter upon the Premises to do such things and all expenses incurred and expenditures made by or on behalf of the Lessor will be paid forthwith by the Lessee to the Lessor. If the Lessee fails to pay the same, the Lessor may add the same to the rent and recover the same by all remedies available to the Lessor for the recovery of rent in arrears provided that if the Lessor commences or completes either the performance or the causing to be performed of any of such covenants or obligations or any part thereof, the Lessor will not be obliged to complete such performance of causing to be performed or be later obliged to act in like fashion.

24.0      REMEDIES CUMULATIVE
          -------------------

24.1 No remedy conferred upon or reserved to the Lessor herein by statute or otherwise is considered exclusive of any other remedy but the same is cumulative and is in addition to every other remedy available to the Lessor and all such remedies and powers of the Lessor may be exercised concurrently and from time to time and often as may be expedient by the Lessor.

25.0      LESSOR'S LIMIT OF LIABILITY
          ---------------------------

25.1 The term "Lessor" as used in this Lease so far as covenants or obligations on the part of the Lessor are concerned is limited to mean the Lessor as herein before set out, while it retains its interest in the Land and Premises but upon a transfer of that interest, the Lessor is automatically relieved after the date of such transfer of all personal liability arising out of the requirement for performance of any obligations on the part of the Lessor herein contained (except to the extent incurred prior to such transfer), provided that this release from liability will become effective only if a transferee will expressly assume, subject to the limitations of this Section, all of the terms of this Lease to be performed on the part of the Lessor, it being intended hereby that the obligations contained in this Lease on the part of the Lessor is binding upon the Lessor, its successors and assigns, only during and in respect of the respective successive periods of their interest in the Land and Premises.

26.0      WHOLE OF AGREEMENT
          ------------------

26.1 The Lessee agrees that the Premises are leased by the Lessee without any representations or warranties other than as contained in this Lease and Offer to Lease and that no representative or Agent of the Lessor is or is authorized or permitted to make any representations with reference hereto or to vary or modify this Lease in any way, except in writing under seal, and that this Lease contains all of the agreements and conditions made between the parties hereto.

27.0      OPTION TO RENEW
          ---------------

27.1 If the Lessee duly and regularly pays said rent, plus GST, and performs each and every of the covenants herein to be performed and observed by the Lessee, the Lessor shall grant to the Lessee upon six (6) months' written notice prior to the expiration of the term, a renewal lease for a term of five (5) years upon the same terms and conditions contained herein, save as to rental, free rent, Leasehold Improvement Allowance and/or any other inducement granted to the Lessor, plus GST, and this option to renew clause. Rent for said renewal term shall be agreed upon between the parties and shall be based on the fair market rental for premises of similar size, quality and location at time of renewal, but shall not be less than the rent payable during the last year of the term of this Lease. The Lessor and Lessee shall attempt to agree on the fair market rental for the renewal term during the three (3) month period immediately preceding the expiry of the initial term. Failing agreement as to the rental rate, the rate shall be determined by a single arbitrator under the Commercial Arbitration Act of British Columbia.

28.0      RIGHT OF FIRST REFUSAL TO LEASE
          -------------------------------

28.1 The Lessors hereby grants to the Lessee the right of first refusal to lease additional premises on the second floor of the Building as such premises become available during the term or any renewal of the term. As such premises become available for lease, the Lessor shall give the Lessee written notice of such availability including particulars of the market rental rate at which the Lessor is prepared to lease such premises. The right of first refusal may be exercised by the Lessee only by notice in writing delivered to the Lessor on or before the date five (5) business days after receipt by the Lessee of the Lessor's notice.

28.2 If the Lessee exercises its right of first refusal prior to June 20, 2000, the terms and conditions of this Lease shall apply equally to the terms of lease of the second floor Premises.

29.0      TERMINATION OF LEASE IF NEW PREMISES
          ------------------------------------

29.1 At any time after the first anniversary of the Commencement Date, the Lessor and the Lessee agree that this Lease may be surrendered and the Premises vacated by the Lessee if the Lessor and Lessee execute and deliver a lease upon mutually agreeable terms for alternative premises, of not less than 50,000 square feet, within any new building delivered by the Lessor within the development known as "Discovery Park" in Burnaby, B.C.

30.       USE OF COMMON AREAS/PARKING
          ---------------------------

30.1      With respect to the common areas and parking:

     (a) The Lessor grants to the Lessee for the Term as an appurtenant part of this Lease, for use by the Lessee and its agents, invitees, servants, employees, licensees and customers, in common with the Lessor and other tenants of the Building and their respective agents, invitees, servants, employees, licensees and customers, the non-exclusive right and licence to use the Common Areas of the Building and the Land (the "Development") for the purposes as provided herein and in accordance with good business practice, upon and subject to the covenants and conditions hereinafter expressed and in particular, without limiting the generality of the foregoing, such right, servitude, right-of-way and licence of use hereby granted to the Lessee shall include the right to use the Parking Areas (including the means of pedestrian and vehicular access and the entrances and exits to and from the Development included therein, but excluding those portions thereof which constitute any areas allocated to a tenant or licensee on a seasonal or temporary basis while used and occupied) for the purposes of pedestrian and vehicular access to and from the Development and the parking of vehicles in parking spaces provided therein; and

     (b) the Lessee may rent from the Lessor up to three (3) reserved parking stalls per 1,000 square feet of leased space (in this case up to seventy-five (75) stalls) at the following rates:

          (i) for the whole first year of the Term Forty-five ($45.00) Dollars per month per stall;

          (ii) for the whole second year of the Term Fifty-five ($55.00) Dollars per month per stall;

          (iii) for the whole third year of the Term Sixty-five ($65.00) Dollars per month per stall; and

          thereafter including any renewal term validly in force at such monthly rate per stall as may be agreed upon between the parties at the time of entering into such renewal term based upon prevailing market rates.

31.0      TENANT IMPROVEMENT ALLOWANCE
          ----------------------------

31.1 For greater certainty, the tenant improvement allowance of $25.00 per square foot described in the Offer to Lease shall be calculated on the Rentable Area of the Premises as determined in accordance with this lease and shall be paid by the Lessor firstly to the costs of the leasehold improvements and voice data calling described in the Offer to Lease. Prior to completing such work, the Lessee shall cause the contracts for the supply of labour and materials to be tendered on a competitive basis so as to ensure fair and reasonable pricing. After completion of the work and the Lessee takes occupancy of the Premises, the Lessor shall credit to the rent payable by Lessee the amount by which the cost of the work is less than $25.00 per square foot to a limit of $5.00 per square foot. The Lessee shall have the right to review the tenders and the accounts for the cost of the work and the Lessor shall give reasonable consideration to suggestions of the Lessee that may minimize the costs thereof.

31.2 Payment of the tenant improvement allowance shall be subject to a 10% holdback until expiry of any applicable builders lien holdback.

32.0      LETTER OF CREDIT
          ----------------

32.1 The Lessee shall, on or before the commencement of the Term, deliver to the Lessor an irrevocable unconditional letter of credit issued by a Canadian chartered bank payable to the Lessor in an amount of $297,000. The letter of credit shall be for an initial term of 1 year and shall be automatically renewed for an additional term of 1 year. If the Lessee is in material default of any of its obligations hereunder during the first 2 years of the Term, the Lessor shall be entitled to make partial draws under the letter of credit and to apply the proceeds thereof to the rent and additional rent then due. If any partial drawdown is made during the first 2 years, the Lessee shall, within 15 days thereafter, restore the letter of credit to the full amount of $297,000, failing which the Lessor may convert the entire letter of credit to cash to be applied on account of rent, additional rent, or to the Lessor's damages arising from the Lessee's default hereunder.

33.0      NOTICES
          -------

33.1 Any notice required or contemplated by any provision of this Lease or which the Lessor or Lessee may desire to give to the other is sufficiently given by personal delivery or by registered letter, postage prepaid and mailed in one of the Canada Post Offices in the City of Vancouver, British Columbia, and addressed to the party to whom such notice is to be given at the address of such party as given in this Lease or at such other address as either party may notify the other of in writing during the Term, if to the Lessee, addressed to the Premises and any such notice is effective as of the day of such personal delivery or as of the day four days following the date of such posting as the case may be.

34.0      INTERPRETATION
          --------------
34.1      This Indenture is construed in accordance with laws of British
Columbia.

34.2 Where required the singular number is deemed to include the plural and the neuter gender the masculine or feminine and the captions herein are for convenience only and will not constitute a part of this Lease.

34.3 The definition of any words used in any Section of this lease will apply to such words when used in any other Section hereof whenever the context is consistent.

34.4 All measurements required to be carried out herein is in accordance with the current BOMA Standard Methods of Measurement.

34.5 In case of more than one Lessee the said grants, covenants, conditions, provisos, agreements, rights, powers, privilege and liabilities is construed and held to be several as well as joint.

34.6 THIS INDENTURE will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

          IN WITNESS WHEREOF each of the parties hereto has affixed its hand or corporate seal to these presents on the day and year first above written.

          THIS LEASE is not valid unless countersigned by the Lessor.

THE COMMON SEAL of DISCOVERY PARKS
INCORPORATED was hereunto affixed in the
presence of:
                                                  C/S
/s/ Gerald McGavin
--------------------------
Authorized Signatory

/s/ Mark Betteridge
--------------------------
Authorized Signatory

THE COMMON SEAL of PCSUPPORT.COM, INC. was hereunto affixed in the presence of:

/s/ Michael McLean                                C/S
--------------------------
Authorized Signatory

/s/ David Rowat
--------------------------
Authorized Signatory

                                 SCHEDULE "A"

                                   Premises

                                 SCHEDULE "B"

                                   Premises

                           Special Building Features


1.   Availability of:

     (a) high speed internet access up to 100 Mbps (significant cost discounts);

     (b)  Custom advanced internet security (firewall, proxy, NAT, filtering);

     (c)  Policy based bandwidth management; and

     (d)  Advanced telecommunication features.

2.   Showers and lockers located on the P1 level of the Building;

3.   On-site restaurant (subject to leasing);

4.   Fourteen (14) bike lockers available. Access by security card;

5.   Common meeting/lounge area on main floor with fireplace;

6.   Opening windows;

7.   Advance building security - card reader access; and

8.   Panic pull device in parkade.

                                       26